EXHIBIT 15(a).4






             M-SYSTEMS FLASH DISK PIONEERS LTD. AND ITS SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                             AS OF DECEMBER 31, 2004


                                 IN U.S. DOLLARS




                                      INDEX


                                                                       PAGE
                                                                  --------------

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM            F-2 - F-3

 CONSOLIDATED BALANCE SHEETS                                           F-4

 CONSOLIDATED STATEMENTS OF OPERATIONS                                 F-5

 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                         F-6

 CONSOLIDATED STATEMENTS OF CASH FLOWS                              F-7 - F-8

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-9 - F-42




                                 - - - - - - - -

ERNST & YOUNG

                         KOST FORER GABBAY & KASIERER       Phone: 972-3-6232525
                         3 Aminadav St.                     Fax:   972-3-5622555
                         Tel-Aviv 67067, Israel



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             To the Shareholders of
                       M-SYSTEMS FLASH DISK PIONEERS LTD.


       We have audited the accompanying consolidated balance sheets of M-Systems Flash Disk Pioneers Ltd. ("the Company") and its subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 2002 financial statements of a wholly-owned subsidiary, which statements reflect total revenues constituting 26% of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts and data included for this subsidiary, is based solely on the report of the other auditors.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

       In our opinion, based on our audits and, for 2002, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2003 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with United States generally accepted accounting principles.

         As discussed in Note 1f, the consolidated financial statements for the year ended December 31, 2004, have been restated to reflect the consolidation of a venture, which was previously reported under the equity method of accounting, giving effect to the adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin
(ARB) No. 51".


Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
January 19, 2005, except for the
matter discussed in note 1f, as to          /s/ KOST FORER GABBAY & KASIERER
which the date is April 20, 2006
                                            A Member of Ernst & Young Global

BDO        BDO Seidman, LLP                 125 South Market Street, Suite 800
           Accountants and Consultants      San Jose, California 95113-2205
                                            Telephone: (408) 278-0220
                                            Fax: (408) 278-0230



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
M-SYSTEMS, INC.



     We have audited the statements of operations, shareholder's deficiency, and cash flows of M-Systems, Inc. (a wholly owned subsidiary of M-Systems Flash Disk Pioneers Ltd.) for the year ended December 31, 2002 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of M-Systems, Inc. for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Notes 1 and 5, the Company's revenues consist of commission income from its parent company that are generated under terms and conditions prescribed by its parent company. Further, as of December 31, 2002, the Company has a net liability of $10,354,000 due to its parent company and is economically dependant upon its parent company for continuing financial support. The financial statements of M-Systems, Inc. may not necessarily be indicative of the financial position, results of operations and cash flows of the Company had it operated without its affiliation with and continuing financial support of its parent company.



San Jose, California                                     /s/ BDO Seidman, LLP
January 8, 2003

                                                                                        M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                                                                      AND ITS SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
                                                                                                       DECEMBER 31,
                                                                                              ------------------------------
                                                                                                   2003            2004
                                                                                              -------------    -------------
     ASSETS                                                                                                    (as restated)
                                                                                                               -------------
 CURRENT ASSETS:
   Cash and cash equivalents                                                                   $    25,218      $    56,511
   Short-term bank deposits                                                                          1,161           41,696
   Short-term marketable securities (Note 3)                                                         7,356           56,871
   Trade receivables (net of allowance for doubtful accounts - $ 246 in 2003 and
      $ 216 in 2004)                                                                                19,722           61,373
   Other accounts receivable and prepaid expenses                                                    3,162            5,540
   Inventories (Note 4)                                                                             45,857           59,415
                                                                                              -------------    -------------

 Total current assets                                                                              102,476          281,406
 -----                                                                                        -------------    -------------

 LONG-TERM INVESTMENTS:
   Severance pay funds                                                                               2,532            3,397
   Long-term marketable securities (Note 3)                                                         46,072           25,959
   Investment in a venture (Note 5)                                                                    350                -
   Investments in other companies and long-term receivables (Note 6)                                11,010           11,183
                                                                                              -------------    -------------

 Total long-term investments                                                                        59,964           40,539
 -----                                                                                        -------------    -------------

 PROPERTY AND EQUIPMENT, NET (Note 7)                                                               17,481           20,203
                                                                                              -------------    -------------

 OTHER INTANGIBLE ASSETS, NET (Note 8)                                                                  90              863
                                                                                              -------------    -------------

 GOODWILL (Note 9)                                                                                     477              477
                                                                                              -------------    -------------

 Total assets                                                                                  $   180,488      $   343,488
 -----                                                                                        =============    =============

     LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Trade payables                                                                              $    14,203      $    39,957
   Related party trade payables (Note 15)                                                            3,582                -
   Deferred revenues                                                                                11,920            4,625
   Other accounts payable and accrued expenses (Note 10)                                             6,944           21,493
                                                                                              -------------    -------------

 Total current liabilities                                                                          36,649           66,075
 -----                                                                                        -------------    -------------

 LONG-TERM LIABILITIES:
   Accrued severance pay                                                                             3,190            4,263
   Other long-term liabilities (Note 8)                                                                  -              488
                                                                                              -------------    -------------

 Total long-term liabilities                                                                         3,190            4,751
 -----                                                                                        -------------    -------------

 MINORITY INTEREST IN SUBSIDIARIES                                                                      24            7,597
                                                                                              -------------    -------------

 COMMITMENTS AND CONTINGENT LIABILITIES (Note 11)

 SHAREHOLDERS' EQUITY (Note 11):
   Share capital:
     Ordinary shares of NIS 0.001 par value: Authorized - 100,000,000 shares at
       December 31, 2003 and 2004; Issued and outstanding - 29,082,615 shares at December                8               10
       31, 2003 and 35,508,648 shares at December 31, 2004
   Additional paid-in capital                                                                      196,808          297,096
   Accumulated deficit                                                                            (56,191)         (32,041)
                                                                                              -------------    -------------

 Total shareholders' equity                                                                        140,625          265,065
 -----                                                                                        -------------    -------------

 Total liabilities and shareholders' equity                                                    $   180,488      $   343,488
 -----                                                                                        =============    =============

The accompanying notes are an integral part of the consolidated financial statements.

                                                                                        M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                                                                      AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

                                                                                     YEAR ENDED DECEMBER 31,
                                                                       ---------------------------------------------------
                                                                             2002             2003              2004
                                                                       ----------------  ---------------   ---------------
                                                                                                            (as restated)
                                                                                                           ---------------
 Revenues (Note 17):                                                            64,817          130,054           416,560
                                                                       ----------------  ---------------   ---------------

 Costs and expenses:

   Costs of goods sold                                                          44,415           93,114           303,320
   Research and development, net (Note 16a)                                     11,974           14,714            24,834
   Selling and marketing                                                        12,547           19,419            31,077
   General and administrative                                                    4,000            4,852             6,904
                                                                       ----------------  ---------------   ---------------

 Total costs and expenses                                                       72,936          132,099           366,135
 -----                                                                 ----------------  ---------------   ---------------

 Operating income (loss)                                                       (8,119)          (2,045)            50,425
 Financial income, net (Note 16b)                                                2,619            2,711             3,920
 Other income, net                                                                   -              131               183
                                                                       ----------------  ---------------   ---------------

 Income (loss) before minority interest in losses (earnings) of a              (5,500)              797            54,528
 subsidiaries
 Minority interest in losses (earnings) of subsidiaries                              -              117          (30,378)
                                                                       ----------------  ---------------   ---------------

 Net income (loss)                                                      $     (5,500)     $        914      $     24,150
                                                                       ================  ===============   ===============

 Basic net earnings (loss) per share (Note 13)                          $     (0.20)      $      0.03       $      0.71
                                                                       ================  ===============   ===============

 Diluted net earnings (loss) per share (Note 13)                        $     (0.20)      $      0.03       $      0.66
                                                                       ================  ===============   ===============

 Weighted average number of Ordinary Shares used in
   Computing basic net earnings (loss) per share                            26,953,410       28,178,228        34,195,642
                                                                       ================  ===============   ===============

 Weighted average number of Ordinary Shares used in
   Computing diluted net earnings (loss) per share                          26,953,410       30,513,485        36,823,118
                                                                       ================  ===============   ===============


The accompanying notes are an integral part of the consolidated financial statements.

                                                                                              M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                                                                            AND ITS SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                  ADDITIONAL                          TOTAL
                                                                     SHARE          PAID-IN        ACCUMULATED     SHAREHOLDERS'
                                                                    CAPITAL         CAPITAL          DEFICIT         EQUITY
                                                                 -------------   -------------    -------------   -------------
 Balance as of January 1, 2002                                     $        8      $  184,648       $  (51,605)     $  133,051

   Exercise of share options, net                                       *)  -             303                -             303
   Issuance of shares related to employee stock purchase plan           *)  -             436                -             436
   Net loss                                                                 -               -          (5,500)         (5,500)
                                                                 -------------   -------------    -------------   -------------

 Balance as of December 31, 2002                                            8         185,387         (57,105)         128,290

   Issuance of shares, net of $207 issuance expenses                    *)  -           7,898                -           7,898
   Exercise of share options, net                                       *)  -           2,918                -           2,918
   Issuance of shares related to employee stock purchase plan           *)  -             605                -             605
   Net income                                                               -               -              914             914
                                                                 -------------   -------------    -------------   -------------

 Balance as of December 31, 2003                                            8         196,808         (56,191)         140,625

   Issuance of shares, net of $9,160 of issuance expenses                   2          95,363                -          95,365
   Exercise of share options, net                                        *) -           3,903                -           3,903
   Issuance of shares related to employee stock purchase plan            *) -           1,022                -           1,022
   Net income                                                               -               -           24,150          24,150
                                                                 -------------   -------------    -------------   -------------

 Balance as of December 31, 2004                                   $       10      $  297,096       $  (32,041)     $  265,065
                                                                 =============   =============    =============   =============



*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                                                                           M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                                                                         AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------------------------
                                                                               2002              2003              2004
                                                                         ----------------  ----------------  ----------------
 Cash flows from operating activities:                                                                        (as restated)
 -------------------------------------                                                                       ----------------

   Net income (loss)                                                       $     (5,500)      $        914      $     24,150
   Adjustments required to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization                                                 2,234             2,480             2,885
     Accrued interest on short-term bank deposits                                  (502)             (121)             (522)
     Interest accrued and amortization of premium and discount on
       held-to-maturity marketable securities                                        167               606               863
     Gain on sale of available-for-sale marketable securities                       (70)                 -                 -
     Loss on sales of property and equipment                                           -                 -                53
     Gain on sale of investment in Taiwanese company                                   -             (131)             (236)
     Accrued severance pay, net                                                     (80)               227               208
     Minority interest in (losses) earnings of subsidiaries                            -             (117)            30,354
     Long-term lease deposits, net                                                     7              (68)             (151)
     Decrease (increase) in trade receivables                                        205          (14,802)          (37,209)
     Increase in other accounts receivable and prepaid expenses                    (903)           (1,212)           (2,439)
     Increase in inventories                                                     (5,469)          (28,757)           (9,595)
     Increase in trade payables                                                    5,248             6,159            13,761
     Increase in related parties trade payables                                        -             3,582                 -
     Increase (decrease) in deferred revenues                                      1,840             7,161           (7,295)
     Increase (decrease) in other accounts payable and accrued expenses               79             2,029            13,007
                                                                         ----------------  ----------------  ----------------

 Net cash provided by (used in) operating activities                             (2,744)          (22,050)            27,834
                                                                         ----------------  ----------------  ----------------

 Cash flows from investing activities:

     Investment in held-to-maturity marketable securities                       (30,955)          (31,194)          (52,122)
     Purchase of property and equipment                                          (1,292)           (2,805)           (5,425)
     Loans to employees, net                                                        (76)              (27)               (4)
     Issuance of shares to minority shareholder in a subsidiary                        -               141                 -
     Proceeds from sale of available-for-sale marketable securities                8,283                 -                 -
     Proceeds from maturities of held-to-maturity - marketable                     3,000            18,057            21,856
       securities
     Proceeds from sales of property and equipment                                    33                24                14
     Proceeds from sale of investment in Taiwanese company                             -               150               287
     Short-term bank deposits, net                                              (22,862)            22,324          (40,013)
     Investment in private companies                                               (207)             (656)                 -
     Acquisition of a business (1)                                                     -                 -             (534)
                                                                         ----------------  ----------------  ----------------

 Net cash provided by (used in) investing activities                            (44,076)             6,014          (75,941)
                                                                         ================  ================  ================

The accompanying notes are an integral part of the consolidated financial statements.

                                                                                          M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                                                                        AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------------------
                                                                              2002              2003              2004
                                                                         ---------------  ----------------  ----------------
                                                                                                             (as restated)
                                                                                                            ----------------
 Cash flows from financing activities:

   Distribution to minority of a subsidiary                                           -                 -          (23,131)
   Proceeds from issuance of share capital, net                                       -             7,898            96,858
   Proceeds from exercise of share options, net                                     303             2,918             3,942
   Proceeds from issuance of shares related to employee stock
     purchase plan                                                                  436               605             1,032
                                                                         ---------------  ----------------  ----------------

 Net cash provided by financing activities                                          739            11,421            78,701
                                                                         ---------------------------------------------------

 Increase (decrease) in cash and cash equivalents                              (46,081)           (4,615)            30,594
 Cash and cash equivalents at the beginning of the year                          75,914            29,833            25,218
 Consolidation of a venture at January 1, 2004                                        -                 -               699
                                                                         ---------------  ----------------  ----------------

 Cash and cash equivalents at the end of the year                         $      29,833    $      25,218     $      56,511
                                                                         ===============  ================  ================

 Non-cash financing activities:

   Issuance expenses on credit                                           $          -       $          -     $       1,542
                                                                        ================   ==============   ================

                                                                                                               YEAR ENDED
                                                                                                              DECEMBER 31,
                                                                                                                  2004
                                                                                                            ----------------
 (1) Acquisition of a business:

    Assets acquired and liabilities assumed on the acquisition date:
     Intangible assets                                                                                       $       1,022
     Long-term liabilities                                                                                            (488)
                                                                                                            ----------------

 Cash paid                                                                                                   $         534
                                                                                                            ================

The accompanying notes are an integral part of the consolidated financial statements.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 1:-      GENERAL

              a. M-Systems Flash Disk Pioneers Ltd. (the "Company") designs, develops and markets innovative flash data storage solutions for digital consumer electronics markets. The Company primarily targets two digital consumer electronics markets: the USB (universal serial bus) flash drive market with the Company's DiskOnKey products and the multimedia mobile handset market with the Company's Mobile DiskOnChip product. The Company's DiskOnKey product is a personal, portable, thumb-sized flash disk drive for the storage and transfer of digital data files, including media files such as audio and video files and pictures. The Company's DiskOnChip product is a set of reliable, high-capacity, high performance and cost-effective embedded memory solutions for data and code storage. The Company also sells flash data storage products to the embedded systems market. The Company's DiskOnChip for embedded systems provides the functionality of a mechanical hard drive on a solid-state silicon chip including for digital set-top boxes and thin client computers. The Company's FFD (Fast Flash Disk) products provide a ruggedized solid state flash disk product for industrial applications that require reliable and high performance data storage.

                     As of December 31, 2004, the Company has wholly-owned subsidiaries in the United States, Netherlands, Taiwan, China, U.K., Japan and Israel, and several inactive subsidiaries.

              b. The Company's flash memory based products require flash components, which are currently supplied by Toshiba Corporation ("Toshiba") and Samsung Electronics Co., Ltd. ("Samsung") or with respect to some components, by only one of the two suppliers. The Company depends on Toshiba and Samsung for flash memory components and any shortage or disruption in its supply from these sources or achievement of lower yield than expected will adversely affect the Company's results of operations and financial condition. The Company expects to depend upon Toshiba and Samsung for a significant portion of its anticipated flash memory requirements. If either Toshiba or Samsung fails to comply with its supply commitment to the Company or downsizes its flash components fabrication business, or if either Toshiba or Samsung terminates its supplier relationship with the Company or supplies the Company with flash memory components with a lower than customary yield, the Company's business, financial condition and operating results will be adversely affected. In addition, if those flash component suppliers do not continue to invest in the required advancements in their flash memory technology and flash memory products, the Company's business, financial condition and operating results may suffer.

                     The Company relies on third parties to manufacture and supply components for its products, including the capacitors, printed circuit boards and the application specific integrated circuit ("ASIC") components used in the DiskOnKey and in some of the DiskOnChip products. For some components, the Company relies on a single source of supply. In particular, the Company has an agreement with Atmel Sarl, its single source of supply for certain ASIC components developed specifically for the DiskOnKey products as well as a third party for other off-the-shelf ASIC components. Because the Company depends on individual suppliers for certain key components, and generally does not have a long-term supply contract with its suppliers, it faces the risk of inadequate component supply, price increases, late deliveries and poor component quality, as suppliers may terminate their relationships with the Company or pursue other relationships with the Company's competitors.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 1:-      GENERAL (CONT.)

                     For information regarding the Company's principal markets and major customers, see Note 16.

              c. In July 2003, the Company announced a set of new agreements with Toshiba that broadened its existing strategic relationship. The new agreements consisted principally of a master purchase agreement for the provision of flash components and Mobile DiskOnChip and DiskOnChip products, a cross-license agreement, a development and license agreement, agreements establishing a venture relating to USB flash drives, and a share purchase agreement for the investment in the Company's ordinary shares by Toshiba.

                     Under the master purchase agreement, Toshiba has improved the overall terms under which the Company purchases from Toshiba raw flash components and Mobile DiskOnChip and DiskOnChip products. Under this agreement, the Company is required to make rolling forecasts that are binding on the Company to varying extents, and Toshiba is committed to supplying the Company with flash components and Mobile DiskOnChip and DiskOnChip products in accordance with the Company's forecasts. The agreement has a seven-year term.

                     The cross-licensing agreement with Toshiba provides Toshiba with a license to all patents of the Company and provides the Company with a license to specified patents of Toshiba.

                     The development and license agreement provides for the development of new Mobile DiskOnChip and DiskOnChip products. Under this agreement, which terminates in 2018 except for certain provisions related to development which terminate in 2010, the Company licensed certain of its intellectual property to Toshiba for the production and sale of the jointly developed products in exchange for royalties.

                     In addition, the Company and Toshiba established, under a set of agreements, a venture (the "Venture") designed to enable the Company and Toshiba to benefit from a portion of each party's respective sales of USB flash drives (see also
                     Note 1f).

                     Under the share purchase agreement, the Company issued 330,811 ordinary shares to Toshiba at fair market value, for total consideration of $ 3,877 (net of issuance expenses in the amount of $ 123), and granted Toshiba an option, exercisable until July 30, 2004, to increase its stake in the Company to up to 4.99% of the aggregate shares outstanding at the time of exercise, through the purchase of additional Ordinary shares from the Company at a price equal to the closing price per share on the last trading day prior to exercise of the option. Since Toshiba did not exercise the option until July 30, 2004, the option has expired.

              d. In February 2004, the Company completed a secondary offering of its Ordinary shares, which provided net proceeds for the Company of approximately $ 95,365. According to the offering, the Company issued 5,650,000 Ordinary shares, at a price of $ 18.5 per share.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 1:-      GENERAL (CONT.)

              e. On August 13, 2004, the Company entered into agreements with SanDisk Corporation for the joint development, standardization and promotion of a next-generation USB flash drive platform. The agreements contain certain patent cross-license provisions in connection with the USB flash drive platform and an option to license certain other patents which are not covered by such cross-license. The agreements are effective for an initial period of eight years and six months, to be extended automatically for additional one-year periods. In connection with this collaboration, in December 2004 the parties established U3 LLC, a Delaware limited liability company which is equally held by the parties. Both companies will license to U3 LLC certain of their patents and other intellectual property relating to removable flash storage in order to allow for U3 LLC to promote this next-generation USB flash drive platform.

              f. Adoption of new accounting standards and restatement of previously issued financial statements:

                     During the fourth quarter of 2003, the Company established the Venture with Toshiba (see also Note 1c), which was designed, among other things, to enable the Company and Toshiba to benefit from a portion of each party's respective sales of USB flash drives. The Venture is jointly owned and equally controlled by the Company and Toshiba. The Company had used the equity method of accounting for the Venture from its inception.

                     On December 24, 2003, the Financial Accounting Standard Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51" ("FIN 46R"), which was applicable for financial statements issued for reporting periods ending after March 15, 2004. The Company considered the provisions of FIN 46R and made the determination that the Venture was within the scope of FIN46R and further was a variable interest entity ("VIE"). At that time the Company also determined that it was not the primary beneficiary of the Venture under FIN 46R and, therefore, was not required to consolidate the results of the Venture.

                     Upon subsequent review, the Company has concluded that it is the primary beneficiary of the Venture and has restated its financial statements to consolidate the Venture into the Company's financial statements effective from January 1, 2004.

                     This restatement does not affect the Company's previously reported net income, shareholders' equity or earnings per share. The effect of the consolidation of the Venture on the Company's consolidated balance sheet as of December 31, 2004 and the consolidated statements of operations, and the cash flow statements for the period then ended is as follows:

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 1:-      GENERAL (CONT.)

              Consolidated Balance sheet as of December 31, 2004

                                                                                AS PREVIOUSLY             AS
                                                                                  REPORTED             RESTATED
                                                                              -----------------    -----------------
       Cash and cash equivalents                                                 $      50,187        $      56,511
       Trade receivables                                                                41,503               61,373
       Other accounts receivable and prepaid expenses                                    3,962                5,540
       Inventories                                                                      56,160               59,415
       Total current assets                                                            250,379              281,406
       Investment in a Venture                                                           8,988                    -
       Total long-term investments                                                      49,527               40,539
       Total assets                                                                    321,449              343,488
       Trade payables                                                                   19,488               39,957
       Related party trade payables                                                      6,027                    -
       Total current liabilities                                                        51,633               66,075
       Minority interest in subsidiaries                                                                      7,597
       Total liabilities and shareholders' equity                                      321,449              343,488

       Consolidated statements of operations for the year ended December 31, 2004:

       Revenues                                                                        347,551              416,560
       Cost of goods sold                                                              264,799              303,320
       General and administrative expenses                                               6,771                6,904
       Total costs and expenses                                                        327,481              366,135
       Operating income                                                                 20,070               50,425
       Financial income, net                                                             3,897                3,920
       Income before minority interest in earnings of a subsidiary                      24,150               54,528
       Minority interest in earnings of a subsidiary                                         -             (30,378)

       Consolidated statements of cash flows for the year ended December 31, 2004:

        Cash flows from operating activities:

        Undistributed equity in earnings of a venture                                  (8,638)                    -
        Minority interest in (losses) earnings of subsidiaries                            (24)               30,354
        Increase in trade receivables                                                 (21,781)             (37,209)
        Increase in other accounts receivable and prepaid expenses                       (869)              (2,439)
        Increase in inventories                                                       (10,303)              (9,595)
        Increase in trade payables                                                       5,285               13,761
        Increase in related party trade payables                                         2,445                    -
        Net cash (used in) provided by operating activities                            (4,179)               27,834

        Cash flows from financing activities:

        Cash distribution to minority shareholders of a subsidiary                           -             (23,131)
        Net Cash provided by financing activities                                      101,832               78,701
        Consolidation of a venture at January 1, 2004                                        -                  699
        Increase (decrease) in cash and cash equivalents                                24,969               31,293

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              BASIS OF PRESENTATION:

              The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

              USE OF ESTIMATES:

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              FINANCIAL STATEMENTS IN U.S. DOLLARS:

              Significantly all of the revenues of the Company and its subsidiaries are generated in U.S. dollars ("dollars"). In addition, a substantial portion of the Company's and its subsidiaries' costs are incurred in dollars. Since management believes that the dollar is the primary currency in the economic environment in which the Company and its subsidiaries operate, the dollar is their functional and reporting currency. Accordingly, amounts in currencies other than U.S dollars have been translated as follows:

              Monetary balances - at the exchange rate in effect on the balance sheet date.
              Revenues and costs - at the exchange rates in effect as of the date of recognition of the transactions. All exchange gains and losses from the re-measurement mentioned above are reflected in the statement of operations in financial expenses (income), net.

              PRINCIPLES OF CONSOLIDATION:

              The consolidated financial statements include the accounts of the Company and its subsidiaries ("the Group"). Intercompany balances and transactions including profits from intercompany sales not yet realized outside the Group, have been eliminated upon consolidation. When the Company is the primary beneficiary of the variable interest entity, the Company consolidates such entity and reflects in minority interest the interest of other beneficiaries of that entity.

              CASH EQUIVALENTS:

              Cash equivalents include short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less.

              SHORT-TERM BANK DEPOSITS:

              Short-term bank deposits are deposits with maturities of more than three months but less than one year. Short-term bank deposits are presented at their cost, including accrued interest. The deposits are in U.S. dollars and bear interest at an annual average rate of 1.89%.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              MARKETABLE SECURITIES:

              The Company accounts for investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115").

              Management determines the appropriate classification of its investments in marketable debt securities at the time of purchase and re-evaluates such determinations at each balance sheet date.

              Debt securities are classified as held-to-maturity investments as the Company has the positive intent and ability to hold the securities to maturity. Such debt securities are stated at amortized cost plus accrued interest. As of December 31, 2004 and 2003, the Company classified all its marketable debt securities as held to maturity investments.

              Amortization of premium and accretion of discounts, as well as interest and decline in value judged to be other than temporary, are included in financial income, net.

              INVENTORIES:

              Inventories are stated at the lower of cost or market value. Inventory write-downs are provided to cover risks arising from slow-moving items, excess inventories, technological obsolescence or market prices lower than cost.

              Cost is determined for all types of inventory using the moving average cost method.

              INVESTMENTS IN OTHER COMPANIES:

              Investments in non-public companies are stated at cost, since the Company does not have the ability to exercise significant influence over the operating and financial policies of those companies. Management evaluates investments in other companies for evidence of other than temporary declines in value. When relevant factors indicate a decline in value that is other than temporary, the Company records a provision for the decline in value. A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in value of the investment has been sustained. Such evaluation is dependent on the specific facts and circumstances. Accordingly, management evaluates financial information (e.g. budgets, business plans, financial statements, etc.) in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financings at an amount below the cost basis of the investment. This list is not all inclusive and management weighs all quantitative and qualitative factors in determining if an other-than-temporary decline in value of an investment has occurred. As of December 31, 2004, no such decline in value has been indicated.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              The Company evaluates its interests in other entities to determine whether any entity is a variable interest entity within the meaning of FIN 46R. If the Company concludes that an entity is a variable interest entity, the Company evaluates its interest in residual gains and residual losses of such entity to determine whether the Company is the primary beneficiary of the entity. If the Company is the primary beneficiary of a variable interest entity, the Company consolidates such entity and reflects in minority interest the interest of other beneficiaries of that entity. If the Company concludes that an entity is not a variable interest entity, the Company does not consolidate the investee.

              GOODWILL:

              Effective January 1, 2002, the Company adopted the full provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets ("SFAS No. 142"). Under SFAS No. 142 goodwill is no longer amortized but instead is tested for impairment at least annually (or more frequently if impairment indicators arise).

              SFAS No. 142 prescribes a two phase process for impairment testing of goodwill. The first phase screens for impairment; while the second phase (if necessary) measures impairment.

              In the first phase of impairment testing, goodwill attributable to each of the reporting units is tested for impairment by comparing the fair value of each reporting unit with its carrying value. As of December 31, 2004, no instances of impairment were found.

              PROPERTY AND EQUIPMENT, NET:

              Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

                                                                                       %
                                                                           --------------------------
              Building                                                                 4
              Computers, manufacturing and peripheral equipment                     20 - 50
              Office furniture and equipment                                         6 - 20
              Motor vehicles                                                           15
              Leasehold improvements                                       Over the term of the lease

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              INTANGIBLE ASSETS:

              Intangible assets are presented at cost net of accumulated amortization. The intangible assets amortized over their useful lives, on the straight line basis for the following periods:

                                                             WEIGHTED AVERAGE
                                                           AMORTIZATION PERIOD
                                                                 IN YEARS
                                                           --------------------

              Core technology                                       3
              Patents and know-how                                  3
              Other                                                 5

              IMPAIRMENT OF LONG-LIVED ASSETS:

              The Company's and its subsidiaries' long-lived assets ,including identifiable intangibles assets, are reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment for Disposal of Long-Lived Assets" ("SFAS No. 144"), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. As of December 31, 2004, no impairment losses have been identified.

              INCOME TAXES:

              The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              REVENUE RECOGNITION:

              The Company and its subsidiaries generate most of their revenues from selling their data storage products to end customers, distributors, retailers and original equipment manufacturers ("OEM").

              In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" ("SAB No. 104") which revises or rescinds certain sections of SAB No. 101 "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's consolidated result of operations, consolidated financial position or consolidated cash flows.

              Revenues from product sales are recognized in accordance with SAB No. 104 when delivery has occurred, persuasive evidence of an arrangement exists, the vendor's fee is fixed or determinable, no further obligation exists, and collectibility is probable.

              Because of frequent sales price reductions and rapid technological obsolescence in the industry, sales made to distributors and retailers under agreements allowing price protection and/or a right of return are deferred until the distributors or retailers sell the Company's products to the end customers, or the right expires. In addition, when introducing a new product or when changing product features, manufacturing processes or a component's design, the Company defers revenues generated by sales of such products until such time as the Company estimates the acceptance of the product by the end customer to be reasonably certain, since at the time of sale the Company does not have sufficient experience to estimate the amount of returns for such products.

              Cost of finished goods relating to deferred products sales, are presented as inventory until such time as the revenues are recognized.

              The Company receives royalties from licensing the right to use its technology. The timing of revenue recognition is dependent on the terms of each contract and on the timing of product shipments by the licensees. The Company recognizes royalty revenues when final reports of the licensee's sales are received from the licensees. Revenues from a sale of perpetual license for certain patents in consideration for fixed periodic payments are recognized when the related payments become due.

              RESEARCH AND DEVELOPMENT COSTS, NET:

              Research and development costs, net of grants received, are charged to the statements of operations as incurred.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              ROYALTY AND NON-ROYALTY BEARING GRANTS:

              Royalty-bearing grants from the Government of Israel and others for funding approved research and development projects are recognized at the time the Company and its subsidiary are entitled to such grants, on the basis of the costs incurred. Such grants are recorded as a deduction from research and development costs since when received it is not probable that the grants will be repaid (see also Notes 10 and 15a).

              The Company received non-royalty-bearing grants from the Information Society Technology Fund ("IST") and from the Office of the Chief Scientist ("OCS") in the amounts of $ 415 and $ 0 in 2003, respectively, and $ 111 and $ 128 in 2004, respectively. The grants are not required to be repaid and are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred. These grants are recorded as a deduction of research and development costs.

              WARRANTY COSTS:

              The Company provides warranties for periods between 12 - 60 months at no extra charge. A provision is recorded for estimated warranty costs based on the Company's experience. Warranty expenses for the years ended December 31, 2002, 2003 and 2004 were approximately $ 272, $ 166 and $ 234, respectively.

              ADVERTISING EXPENSES:

              Advertising expenses are charged to the statements of operations as incurred. Advertising expenses for the years ended December 31, 2002, 2003 and 2004 were $ 132, $ 125 and $ 26, respectively.

              CONCENTRATIONS OF CREDIT RISK:

              Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term bank deposits, marketable securities and trade receivables.

              Cash and cash equivalents and short-term bank deposits are invested mainly in U.S. dollars in deposits with major banks worldwide (mainly in Israel, the United States, the Cayman Islands, England and France). Such deposits may be in excess of insured limits and may not be insured at all in some jurisdictions. However, management believes that the financial institutions that hold the investments of the Company and its subsidiaries are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              The trade receivables of the Company and its subsidiaries are derived from sales to customers located primarily in the United States, the Far East and Europe. The Company and its subsidiaries generally do not require collateral; however, in certain circumstances, the Company and its subsidiaries may require letters of credit, other collateral, additional guarantees or advanced payments. The Company and its subsidiaries perform ongoing credit evaluations of their customers and insure its trade receivables under foreign trade risks insurance to date have not experienced material losses. An allowance for doubtful accounts is determined with respect to specific receivables whose collection may be doubtful.

              Investments in marketable securities are conducted through investment banks in France and the United States, and include investments in government and corporate debts. These corporate debentures are debentures of corporations with high credit quality and there is a limited amount of credit exposure to any corporation. In addition, management believes that the financial institutions that hold the Company's investments are financially sound and that the portfolio is well diversified and, accordingly, minimal credit risk exists with respect to these investments.

              The Company and its subsidiaries have no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

              ACCOUNTING FOR STOCK-BASED COMPENSATION:

              The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), in accounting for its employee stock option plans. According to APB 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the stock over the exercise price at the grant date of the award".

              The Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation" ("SFAS No. 148"), which amended certain provisions of SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, effective as of the beginning of the fiscal year. The Company continues to apply the provisions of APB No. 25 in accounting for stock-based compensation.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              The expenses related to stock-based employee compensation included in the determination of net income (loss) for 2002, 2003 and 2004 is less than that which would have been recognized if the fair value method had been applied to all awards granted after the original effective date of SFAS No. 123. If the Company and its subsidiaries had elected to adopt the fair value recognition provisions of SFAS No. 123 as of its original effective date, pro forma net income (loss) and pro forma basic and diluted net income
              (loss) per share would be as follows:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------------------
                                                                                     2002           2003            2004
                                                                                 -------------  -------------   -------------
              Net income (loss) as reported                                        $   (5,500)    $      914      $   24,150

              Deduct - stock-based compensation expense determined under fair
                 value method for all awards                                            4,475          5,328           7,962
                                                                                 -------------  -------------   -------------

              Pro forma net income (loss)                                          $   (9,975)    $   (4,414)     $   16,188
                                                                                 =============  =============   =============

              Pro forma basic net earnings (loss) per share                        $     (0.37)   $     (0.16)    $      0.47
                                                                                 =============  =============   =============

              Pro forma diluted net earnings (loss) per share                      $     (0.37)   $     (0.16)    $      0.43
                                                                                 =============  =============   =============

              Basic net earnings (loss) per share, as reported                     $     (0.20)   $      0.03     $      0.71
                                                                                 =============  =============   =============

              Diluted net earnings (loss) per shares, as reported                  $     (0.20)   $      0.03     $      0.66
                                                                                 =============  =============   =============

              Weighted average number of Ordinary Shares used
              In computing pro forma Basic net earnings per share                  26,953,410     28,178,228      34,195,642
                                                                                 =============  =============   =============

              Weighted average number of Ordinary Shares used in computing
                 pro forma Diluted net earnings per share                          26,953,410     30,513,485      36,427,381
                                                                                 =============  =============   =============

              For purposes of pro-forma disclosure, the estimated fair value of the options is amortized to expenses over the options' vesting period, which is four years on an accelerated basis.

              The fair value of stock options was estimated at the date of grant using a Black-Scholes option- pricing model with the following weighted-average assumptions for 2002, 2003 and 2004:

                                             --------------------------------------------------
                                                  2002              2003              2004
                                             --------------    --------------    --------------
              Risk-free Interest Rate                 1.5%                1%                3%

              Expected Dividend Yield                   0%                0%                0%

              Expected Volatility                      62%               71%               55%

              Expected Lives                          3.25              3.25              3.25

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              SEVERANCE PAY:

              The Company's liability for severance pay is calculated pursuant to Israeli and Taiwanese severance pay laws as applicable to the relevant employees, based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees in Israel is fully covered by monthly deposits with severance pay funds, insurance policies and an accrual. The value of those policies is recorded as an asset in the Company's balance sheet.

              The Company's liability for all of its employees in Taiwan is not covered by deposits with severance pay funds or insurance policies, but only by an accrual.

              The deposited funds for the Company's Israeli employees include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

              Severance expenses for the years ended December 31, 2002, 2003 and 2004 amounted to approximately $ 531, $ 1,067 and $ 1,300 respectively.

              FAIR VALUE OF FINANCIAL INSTRUMENTS:

              The carrying amounts of cash and cash equivalents, short-term bank deposits, trade receivables and other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturities of such instruments.

              The fair value of marketable securities is disclosed in Note 3 and it is based on quoted market prices of the securities. (see Note
              3).

              It was not practical to estimate the fair value of the Company's investments in the shares of non-public companies because of the lack of quoted market prices and the inability to estimate the fair value of each investment without incurring excessive costs. The carrying amounts of these companies were $10,494 and $10,443 at December 31, 2003 and 2004, respectively, and they represent the original cost.

              BASIC AND DILUTED NET EARNINGS (LOSS) PER SHARE:

              Basic net earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted net earnings per share is computed based on the weighted average number of Ordinary shares and ordinary share equivalents outstanding during each year.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA



NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              The total weighted average number of outstanding options and warrants excluded from the calculations of diluted net earnings
              (loss) per share due to their anti-dilutive effect was 3,635,851, 346,052 and 766,190 for 2002, 2003 and 2004, respectively.

              RECLASSIFICATION

              Certain amounts from prior years have been reclassified to conform to current period presentation.

              IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS:

              In February 2004, the FASB issued the Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-1"). This EITF was issued to determine the meaning of other-than-temporary impairment and its application to investments in debt and equity securities within the scope of SFAS No. 115. EITF 03-1 also applies to investments in equity securities that are both outside SFAS No. 115's scope and are not accounted for by the equity method, which are defined as "cost method investments". The impairment measurement and recognition guidance in EITF 03-1 is delayed until the final issuance of FSP EITF 03-1-a. The disclosure requirements for cost method investments are effective for annual reporting periods ending after June 15, 2003. The Company does not expect that the adoption of the provisions of EITF 03-1 will have a material effect on its financial position or results of operation.

              In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." ("SAFS 151"). SFAS No. 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS No. 151 will have a material effect on its financial position or results of operations.

              On December 16, 2004, the Financial Accounting Standards Board
              (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Early adoption will be permitted in periods in which financial statements have not yet been issued. The Company expects to adopt Statement 123(R) on July 1, 2005.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              Statement 123(R) permits public companies to adopt its requirements using one of two methods:

              A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

              A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

              The company plans to adopt Statement 123 using the modified-prospective method.

              As permitted by Statement 123, the company currently accounts for share-based payments to employees using Opinion 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. In addition, non-compensatory plans under APB 25 will be considered compensatory for FAS 123(R) purposes. Accordingly, the adoption of Statement 123(R)'s fair value method will have a significant impact on the Company result of operations, although it will have no impact on the Company overall financial position. The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net income and earnings per share in Note 2 to the consolidated financial statements.


NOTE 3:-      MARKETABLE SECURITIES

              The following is a summary of held-to-maturity marketable securities:

                                                                 DECEMBER 31,
                        --------------------------------------------------------------------------------------------
                                            2003                                          2004
                        --------------------------------------------------------------------------------------------
                                                            ESTIMATED                                     ESTIMATED
                                      GROSS       GROSS       FAIR                   GROSS      GROSS       FAIR
                         AMORTIZED  UNREALIZED  UNREALIZED   MARKET    AMORTIZED  UNREALIZED  UNREALIZED   MARKET
                           COST       GAINS       LOSSES      VALUE      COST        GAINS      LOSSES      VALUE
                        ----------  ----------  ----------  ---------  ---------  ----------  ----------  ----------
     Government debts   $  15,636   $     334   $    (136)  $  15,834  $ 12,470    $    148    $  (178)   $  12,440
     Corporate debts       37,792         765        (355)     38,202    70,360         170       (350)      70,180
                        ----------  ----------  ----------  ---------  ---------  ----------  ----------  ----------

                        $  53,428   $   1,099   $    (491)  $  54,036  $ 82,830    $    318    $  (528)   $  82,620
                        ==========  ==========  ==========  =========  =========  ==========  ==========  =========

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 3:-      MARKETABLE SECURITIES (CONT.)

              Aggregate maturities of held-to-maturity securities for years subsequent to December 31, 2004 are:

                                                                   AMORTIZED        ESTIMATED FAIR
                                                                      COST           MARKET VALUE
                                                               -----------------   -----------------
              2005 (short-term marketable securities)            $       56,871      $       56,840
              2006                                                        8,203               8,355
              2007                                                        5,178               5,217
              2008                                                        1,072               1,066
              2013                                                        2,068               1,995
              2014                                                        1,008                 985
              2015                                                        2,004               2,004
              2018                                                        5,421               5,188
              2019                                                        1,005                 970
                                                               -----------------   -----------------
                                                                 $       82,830      $       82,620
                                                               =================   =================

              As of December 31, 2004, the Company holds investments in structured notes in the amount of $ 12,527. The structured notes include mainly inverse floaters and range accruals.

              Range accruals are bonds where the coupon is paid only if a specified interest rate stays within a pre-established range, otherwise the bond pays 0%. Inverse floaters are bonds where the coupon varies in accordance with changes in specified interest rates or indices (for example, LIBOR).

              During 2003 and 2004, several of the securities were redeemed for consideration of $ 18,057 and $ 21,856, respectively.


NOTE 4:-      INVENTORIES

                                                    DECEMBER 31,
                                        -------------------------------------
                                              2003                 2004
                                        ----------------     ----------------
                                                               (as restated)
                                                             ----------------

              Raw materials               $       2,314         $     14,304
              Work in progress                   10,431                8,436
              Finished goods                     33,112               36,675
                                        ----------------     ----------------

                                          $      45,857         $     59,415
                                        ================     ================

              Finished goods include products for which revenues were not recognized during the period in accordance with the Company's revenue recognition policy (see also Note 2) and, to a lesser extent, inventory on consignment to the Company's customers, in the aggregate amount of $ 27,801 at December 31, 2003 and $ 21,203 at December 31, 2004.

                                            M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 5:-      INVESTMENT IN A VENTURE

              a.     Investment in Venture

                                                                         DECEMBER 31,
                                                                       ----------------
                                                                             2003
                                                                       ----------------
                      Investment in a venture as of purchase date        $        350
                                                                       ----------------

                      Total investment in a venture                      $        350
                                                                       ================

                     Upon establishment of the Venture the Company and the partner each invested $ 350 in the Venture. The Venture is jointly owned and equally controlled by the partner and the Company. Both the partner and the Company have obligations to conduct a portion of their USB flash drive business through the Venture (see also Note 1 and 2). As of December 31, 2003, the investment in the Venture was accounted for under the equity method. Effective from January 1, 2004, the Company consolidates the Venture into the Company's financial statements (see also Note 1f).

              b.      Summary of the Venture financial information:

                                                                       DECEMBER 31,
                                                                           2003
                                                                   ---------------------
                      Current assets                                 $      9,131
                                                                   =====================

                      Current Liabilities                            $      8,431
                                                                   =====================

                      Shareholders' equity                           $        700
                                                                   =====================

                                                                        PERIOD FROM
                                                                    NOVEMBER 1, 2003 TO
                                                                    DECEMBER 31, 2003 *)
                                                                   ---------------------

                      Revenues                                       $      4,440
                                                                   =====================

                      Gross profit                                   $        899
                                                                   =====================

                      Net income                                     $        862
                                                                   =====================

                     *) The Venture commenced operations on November 1, 2003

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 6:-      LONG-TERM INVESTMENTS

                                                                               DECEMBER 31,
                                                                   -------------------------------------
                                                                         2003                 2004
                                                                   -----------------    ----------------
              Investment in Saifun Semiconductors Ltd. (1)           $     10,000         $     10,000
              Investment in a Taiwanese company (2)                           494                  443
              Employee loans and lease deposits                               516                  740
                                                                   -----------------    ----------------

                                                                     $     11,010         $     11,183
                                                                   =================    ================

              (1) In October 2000, the Company purchased 586,080 of the outstanding Preferred B shares of NIS 0.01 par value of Saifun Semiconductors Ltd. ("Saifun") for $ 10,000. Saifun is a privately held Israeli company engaged in research, development, production and marketing of flash memory products and technology. Saifun's founder, Chief Executive Officer and director was, until December 2002, a member of the Board of Directors of the Company. As of December 31, 2004, the investment represents approximately 2% of the outstanding shares of Saifun.

              (2) During the first quarter of 2002, the Company signed a share purchase agreement, as amended, with a Taiwanese company, with the right to purchase 550,000 preferred shares, TWD 10 par value, for $ 513.

                     In April 2002, the Company purchased 184,000 preferred shares, TWD 10 par value, of the Taiwanese company for $ 207.

                     In June 2003, the Company purchased 366,000 additional preferred shares, TWD 10 par value, of the Taiwanese company for $ 309. In December 2003 and 2004, the Company sold 30,000 and 140,000 of its shares in the Taiwanese company for $ 150 and $ 286 and recorded a capital gain in the amounts of $ 131 and $ 236, respectively, which is included in other income.

                     As of December 31, 2004, the investment represents approximately 3% of the outstanding shares of the Taiwanese company.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 7:-      PROPERTY AND EQUIPMENT, NET

                                                                                        DECEMBER 31,
                                                                           --------------------------------------
                                                                                 2003                 2004
                                                                           -----------------    -----------------
              Cost:
                 Land and building (1)                                         $     14,960         $     15,754
                 Computers, manufacturing and peripheral equipment                    8,312               11,020
                 Office furniture and equipment                                       1,616                1,735
                 Motor vehicles                                                         124                  193
                 Leasehold improvements                                                 488                  624
                                                                           -----------------    -----------------

                                                                                     25,500               29,326

              Accumulated depreciation                                                8,019                9,123
                                                                           -----------------    -----------------

              Depreciated cost                                                 $     17,481            $  20,203
                                                                           =================    =================

              (1) During 2004, the company began with the construction of its second facility on the land acquired in 2001 located near the current facility in Kfar-Saba. Capitalized costs related to the construction for the year ended December 31, 2004, were $520.

              a.     For charges, see Note 10.

              b. Depreciation expenses for the years ended December 31, 2002, 2003 and 2004, were $ 1,709, $ 2,056 and $ 2,636, respectively.


NOTE 8:-      INTANGIBLE ASSETS, NET

                                                                              DECEMBER 31,
                                                                 --------------------------------------
                                                                       2003                 2004
                                                                 -----------------    -----------------
              Cost:
                 Core technology                                     $      1,243         $      2,215
                 Patents, know-how and trade name                             248                  298
                 Other                                                        252                  252
                                                                 -----------------    -----------------

                                                                            1,743                2,765
                                                                 -----------------    -----------------
              Accumulated Amortization:
                 Core technology                                            1,243                1,432
                 Patents and know-how                                         248                  258
                 Other                                                        162                  212
                                                                 -----------------    -----------------

                                                                            1,653                1,902
                                                                 -----------------    -----------------

              Amortized cost                                         $         90         $        863
                                                                 =================    =================

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 8:-      INTANGIBLE ASSETS, NET

              a. In July 2004, the Company acquired the business and assets of Seaside Software Corp. ("Seaside"). The acquisition provided the Company with Seaside Software's enterprise application technology and intellectual property. As consideration for the business acquired the Company paid $
                     534. In addition, the Company is required to make additional payments, based on sales associated with the business acquired during the period commencing on July 1, 2004 and ending on June 30, 2009 ("contingent consideration").

                     The acquisition has been accounted for using the "purchase method" of accounting as determined in Statement of Financial Accounting Standard No. 141, "Business Combinations" ("SFAF No.141") and, accordingly, the purchase price of $ 534 was allocated according to the estimated fair value of the assets acquired and liabilities assumed.

                     The purchase price was allocated to technology in the amount of $ 1,022, thus resulting in negative goodwill of $
                     488. However, since the acquisition involves contingent consideration in accordance with the provisions of SFAS No. 141, the amount of negative goodwill was recorded as long-term liability. Payments made in the future in respect of contingent consideration, will be reduced against the aforementioned liabilities.

              b. Amortization expenses amounted to $ 525, $ 424 and $ 249 for the years ended December 31, 2002, 2003 and 2004, respectively.

              c. Following is the estimated amortization expenses in respect of identifiable intangible assets for the years ended:

                                             DECEMBER 31,
                                           -----------------

                      2005                   $        378
                      2006                            341
                      2007                            144

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 9:-      GOODWILL:

              In June 1998, the Company established a subsidiary in Japan, M-Systems Flash Disk Pioneers (Japan), Inc. ("MSJ"). The Company owned 67% of this company. In June 2001, the Company exercised its option and purchased all the remaining shares of MSJ held by the minority shareholders for a total cash consideration of $ 235. The acquisition was accounted for using the purchase method, resulting in goodwill of $ 235.

              The acquisition of the business and assets of Fortress, in September 2000, resulted in goodwill of $ 326.

              As of December 31, 2003 and 2004, the unamortized cost of the goodwill from both acquisitions was $ 477.


NOTE 10:-     OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                       DECEMBER 31,
                                                          --------------------------------------
                                                                2003                 2004
                                                          -----------------    -----------------
              Employees and payroll accruals                  $      3,358         $     10,902
              Accrued expenses                                       2,620                8,356
              Accrued royalty expenses                                 459                  678
              Provision for warranty                                   347                  581
              ESPP obligation                                          154                  153
              Other                                                      6                  823
                                                          -----------------    -----------------

                                                              $      6,944         $     21,493
                                                          =================    =================

NOTE 11:-     COMMITMENTS AND CONTINGENT LIABILITIES

              ROYALTY COMMITMENTS:

              Under the Company's research and development agreements with the Office of the Chief Scientist ("OCS") and Singapore-Israel Industrial Research and Development ("SIIRD"), the Company is required to pay royalties at the rate of 1.5%-5% of sales of products developed with funds provided by the OCS and SIIRD, up to an amount equal to 150% of the OCS and 100% of the SIIRD research and development grants (dollar-linked) related to such projects. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required. Royalties payable with respect to grants received under programs approved by the OCS after January 1, 1999, are subject to interest on the U.S. dollar-linked value of the total grants received at the annual rate of LIBOR applicable to U.S. dollar deposits.

              Expenses in respect of royalties relating to repayment of grants from the OCS amounted to $ 0, $ 459 and $ 218 for the years ended December 31, 2002, 2003 and 2004, respectively. The royalties were recorded as part of cost of goods sold.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 11:-     COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

              As of December 31, 2004, the Company had an outstanding contingent obligation to pay royalties of $ 678, in respect of these grants.

              LEASE COMMITMENTS:

              The Company's facilities, its subsidiaries facilities and its vehicles are leased under several operating lease agreements, which expire on various dates, the latest of which is in 2007.

              Future minimum lease commitments under non-cancelable operating leases are as follows:

                                                   YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------
                                       FACILITIES         VEHICLES           TOTAL
                                     --------------    --------------    --------------
              2005                    $        688      $      1,888      $      2,576
              2006                             487             1,480             1,967
              2007                             188               656               844
                                     --------------    --------------    --------------

                                      $      1,363      $      4,024      $      5,387
                                     ==============    ==============    ==============

              Facilities lease expenses for the years ended December 31, 2002, 2003 and 2004, were approximately $ 456, $ 386 and $ 661, respectively.

              Vehicles lease expenses for the years ended December 31, 2002, 2003 and 2004 were approximately $ 763, $ 1,169 and $ 1,516, respectively.

              GUARANTEES:

              The Company issued a guarantee in the amount of $ 139 to Tel Aviv district court in connection with a litigation initiated by the Company. The Company issued a guarantee in the amount of $1,000 for one of its suppliers.

              CHARGES:

              The land and the building are free and clear of all encumbrances except for a mortgage over the land and the building securing a loan taken out by the sellers from Bank Leumi Le-Israel. The Company has deposited in escrow the balance of the loan required to be paid in order to remove the mortgage. Such funds will be released to Bank Leumi Le-Israel upon the completion of the registration of the land and the building in the name of the Company at which time the mortgage will be removed.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 11:-     COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

              LITIGATION:

              In October 2003, Jaco Electronics Inc. (a distributor of the Company) ("Jaco") filed a claim against the Company's U.S. subsidiary. In this action, the claimant alleged, among other things, fraud and misappropriation in connection with Jaco's purchase of the assets of Reptron Electronics Inc. (a former distributor of the Company). Jaco's fraud and related claims arise out of alleged assurances by the Company's U.S. subsidiary in connection with Jaco's purchase of the assets of Reptron. Jaco's misappropriation claim arises out of the alleged use of certain information from Jaco reports. The claimant is seeking monetary damages in an amount of not less than $ 10,400, plus punitive damages. The Company intends to vigorously defend the case. The Company filed a motion to dismiss the complaint on December 12, 2003. On August 18, 2004, the Court issued an order granting M-Systems' motion to dismiss the complaint in its entirety. On September 28, 2004, Jaco filed a notice of appeal and has six months from the date of the notice to perfect its appeal. Jaco and M-Systems are currently negotiating a settlement of the appeal according to which the company will not incur any loss. Accordingly, the Company did not record any provision.


NOTE 12:-     SHAREHOLDERS' EQUITY

              The Ordinary shares of the Company are traded on the NASDAQ National Market.

              GENERAL:

              The Ordinary shares entitle their holders to receive notice to participate and vote in general meetings of the Company, the right to share in distributions upon liquidation of the Company, and to receive dividends, if declared.

              In March 2000, the Company issued 4,735,000 Ordinary shares at $
              34.125 per share in consideration of net proceeds of approximately $ 148,226 in a public offering.

              In December 31, 2002 investors exercised 623,378 warrants remaining from warrants issued to them as part of a round of financing in 1999 into 406,140 shares, through a cashless exercise mechanism as well.

              In May 2003, the Company entered into a Share Purchase Agreement with a director, for the purchase by the director of 500,000 unregistered Ordinary shares of the Company, at fair market value. In July 2003, the shares were issued for $ 4,021 (net of issuance expenses of $ 84).

              In August 2003, the Company issued 330,811 unregistered Ordinary shares to Toshiba, at fair market value, for $ 3,877 (net of issuance expenses of $ 123) and granted Toshiba an option, exercisable until July 30, 2004, to increase its stake in the Company to up to 4.99% of the aggregate shares outstanding at the time of exercise, through the purchase of additional Ordinary shares from the Company at a price equal to the closing price per share on the last trading day prior to exercise of the option. Since Toshiba did not exercise the option until July 30, 2004, the option expired (see also Note 1).

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 12:-     SHAREHOLDERS' EQUITY (CONT.)

              In February 2004, the Company has completed a secondary offering of its Ordinary shares, which provided net proceeds for the Company of approximately $95,365 (net of issuance expenses of approximately $9,160). Under the offering the Company issued 5,650,000 ordinary shares at a price of $18.5 per share (see also
              Note 1).

              STOCK OPTION PLANS:

              a. Between 1993 and 2002, the Company implemented two Employee Stock Option Plans, the Incentive and Restricted Stock Option Plan ("the IRSO Plan") and the Employee Stock Option Plan ("the ESOP Plan") for directors, officers, employees, consultants and contractors of the Company and its subsidiaries. The options were granted at an exercise price that was equal to the fair market value of the share at the date of grant. These options vested over a period of four years, 50% after two years and an additional 25% per year thereafter. The IRSO Plan and ESOP Plan expired in 2003.

              b. In November 2002, the Company approved a new option plan known as the "2003 Stock Option and Restricted Stock Incentive Plan" (the "2003 Plan"). Under the 2003 Plan, 5,000,000 options to purchase Ordinary shares were reserved for grant to employees, officers, directors, service providers and consultants of the Company and its subsidiaries. On November 11, 2004, the Company's shareholders resolved to increase the number of Ordinary shares reserved for issuance under the 2003 Plan by an additional 3,000,000 Ordinary shares. As of December 31, 2004, options to purchase 3,446,985 Ordinary shares remained available for future grant. The exercise prices of options granted under the 2003 Plan are to be determined by the Board of Directors at the time of grant. The options granted generally expire no later than 10 years from the date of grant. The 2003 Plan expires in 2013. Any options that are cancelled or forfeited before expiration become available for future grant.

                     The options vest ratably over a period of four years, with the first portion vesting not earlier than two years after the grant of the option. The options were granted at an exercise price that was equal to the fair market value of the share at the date of grant.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 12:-     SHAREHOLDERS' EQUITY (CONT.)

              c. The following is a summary of the Company's employees' and directors' option activity under the IRSO, ESOP and 2003 Plan and related information:

                                                                           YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                           2002                     2003                     2004
                                                 ------------------------ ------------------------ ------------------------
                                                               WEIGHTED                 WEIGHTED                  WEIGHTED
                                                                AVERAGE                  AVERAGE                  AVERAGE
                                                    NUMBER     EXERCISE      NUMBER     EXERCISE      NUMBER      EXERCISE
                                                  OF OPTIONS     PRICE     OF OPTIONS     PRICE     OF OPTIONS     PRICE
                                                 ------------ ----------- ------------ ----------- ------------  ----------
                     Options outstanding at        3,560,138    $   6.37    3,813,654    $   6.30    5,874,059    $   8.81
                        beginning of year
                        Granted                      855,166    $   6.68    3,143,900    $  10.64    1,896,180    $  18.01
                        Exercised                  (154,250)    $   1.96    (683,095)    $   4.31    (700,950)     $  5.63
                        Forfeited                  (447,400)    $   9.04    (400,400)    $   6.86    (530,714)     $ 11.69
                                                 ------------             ------------             ------------

                     Options outstanding at
                        end of year                3,813,654    $   6.30    5,874,059    $   8.81    6,538,575     $ 11.59
                                                 ============ =========== ============ =========== ============ ===========

                     Options exercisable at
                        end of year                1,213,003    $   5.47    1,449,926    $   6.50    1,439,631     $  7.36
                                                 ============ =========== ============ =========== ============ ===========

                     Weighted average fair
                        value of options
                        granted during the
                        year, at grant date                     $   2.92                 $   5.27                 $  10.89
                                                              ===========              ===========              ===========

                     The options outstanding as of December 31, 2004, under the IRSO ESOP and 2003 Plans have been separated into ranges of exercise prices as follows:

                                                                  WEIGHTED                                      WEIGHTED
                                                   OPTIONS         AVERAGE                       OPTIONS        AVERAGE
                                                 OUTSTANDING      REMAINING      WEIGHTED      EXERCISABLE      EXERCISE
                             RANGE OF               AS OF        CONTRACTUAL      AVERAGE         AS OF         PRICE OF
                             EXERCISE            DECEMBER 31,       LIFE         EXERCISE      DECEMBER 31,      OPTIONS
                               PRICE                 2004          (YEARS)         PRICE           2004        EXERCISABLE
                     ------------------------- ---------------- -------------  ------------- ---------------- -------------
                      $  1.75-2.75                     326,958          3.41          $1.93          326,958         $1.93
                      $  3.75-5.30                     448,991          6.87           4.43          269,145          4.34
                      $  5.41-6.20                   1,895,335          7.68           5.55          298,510          6.04
                      $  7.02-8.75                     465,691          7.36           7.32          177,183          7.21
                      $ 10.10-12.75                    380,985          6.95           12.3          232,235         12.27
                      $ 14.02-16.25                    839,415          9.35          15.27           15,000         16.25
                      $ 17.70-18.00                    871,400          8.98           17.7            3,500          18.0
                      $ 19.0-19.90                   1,255,400          9.73          19.84           62,700         19.50
                      $ 24.50-25.00                     54,400          5.55          24.59           54,400         24.66
                                               ----------------                              ----------------

                                                     6,538,575          8.11         $11.59        1,439,631         $7.36
                                               ================ =============  ============= ================ =============

                     All options were granted at exercise prices that were equal to the market prices at the date of grant and, therefore, no compensation expenses were charged against income in respect of the aforementioned plans in the years ended December 31, 2002, 2003 and 2004.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 12:-     SHAREHOLDERS' EQUITY (CONT.)

                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP"):

                     During 2001, the Company adopted its Global and U.S. ESPP (the "Stock Purchase Plans"). The Stock Purchase Plans provide eligible employees with the opportunity to purchase up to 550,000 Ordinary shares under the Global ESPP and 200,000 Ordinary shares under the U.S. ESPP. Under the plans' terms, employees may purchase shares through periodic deductions of 1% - 10% of their salary. The number of shares to be issued in return for amounts deducted in a six-month period (the "Offering Period") will be determined at the end of the Offering Period and will be equal to the lower of 85% of the closing bid of the Company's shares on the Nasdaq National Market on the first day or the last day of the Offering Period. During 2002, 2003 and 2004, the Company issued 64,592, 83,348 and 75,083 Ordinary shares, respectively, to eligible employees at average prices of $ 6.85, $ 7.31 and $ 19.00 per share, respectively.

                     As of December 31, 2004, 508,664 Ordinary shares are available for future issuances under the Stock Purchase Plans.

                     DIVIDENDS:

                     In the event that cash dividends are declared in the future, such dividends will be paid in NIS or in foreign currency subject to any statutory limitations. The Company does not intend to pay cash dividends in the foreseeable future. The Company has decided not to declare dividends out of tax-exempt earnings.


NOTE 13:-     NET EARNINGS (LOSS) PER SHARE

              The following table sets forth the computation of historical basic and diluted net earnings (loss) per share:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------------------
                                                                               2002              2003              2004
                                                                          --------------    --------------    --------------
              Numerator:
                 Numerator for basic and diluted net earnings (loss)
                   per share - income (loss) available to Ordinary
                   shareholders                                             $    (5,500)      $       914       $    24,150
                                                                          ==============    ==============    ==============

              Denominator:
                 Denominator for basic net earnings (loss) per share         26,953,410        28,178,228        34,195,642
                 Effect of dilutive securities:
                   Employee stock options and stock purchase plan                     -         2,335,257         2,627,476
                                                                          --------------    --------------    --------------

                 Denominator for diluted net earnings (loss) per share       26,953,410        30,513,485        36,823,118
                                                                          ==============    ==============    ==============

              In 2002, 2003 and 2004, options and warrants in the amount of 3,635,851, 346,052 and 766,190, respectively, were excluded from the computation of diluted earnings (loss) per share due to their anti-dilutive effect.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 14:-     INCOME TAXES

              TAX BENEFITS UNDER THE LAW FOR THE ENCOURAGEMENT OF CAPITAL INVESTMENTS, 1959 (THE "CAPITAL INVESTMENTS LAW"):

              Most of the Company's production facilities have been granted "Approved Enterprise" status under the Capital Investments Law currently under six separate investment programs. Pursuant to the Capital Investments Law, the Company has elected the "alternative benefits" track and has waived Government grants in return for a tax exemption.

              The Company is also a "foreign investors' company", as defined by the Capital Investments Law, and, as such, is entitled to a 10-year period of benefits and may be entitled to reduced tax rates of between 10% and 25% (based on the percentage of foreign ownership in each taxable year).

              For the Company's six investment programs, the tax benefits are as follows: Income derived from investment programs, that commenced operations prior to or during 1996 is tax exempt for the first four years of the 10-year tax benefit period, and is entitled to a reduced tax rate of 20% during the remaining benefit period. Income derived from investment programs that commenced operations after 1996, is tax exempt for the first two years of the 10-year tax benefit period, and is entitled to a reduced tax rate of 10%-25% during the remaining benefit period. The period of benefits for all these investment programs has not yet commenced, since the Company has not yet reported taxable income.

              The period of tax benefits detailed above is subject to time limits of the earlier of 12 years from commencement of production, or 14 years from receiving the approval. Accordingly, the period of benefits relating to all investment programs will expire in the years 2005 through 2012.

              In connection with the purchase of Fortress, the Company established a research and development facility in Omer, Israel, at the site of Fortress' facilities. Income derived from the Omer facility is tax exempt for a 10-year period. The Company reached an agreement with the Israeli tax authorities and the investment centre on the percentage of revenues which are deemed attributable to the facility in Omer.

              The Company manufactures part of its products outside of Israel, using foreign contract manufacturers. This might affect the tax benefits to which the Company is entitled. The Company is currently negotiating this matter with the Israeli tax authorities and the investment centre.

              The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the Capital Investments Law, regulations published thereunder and the instruments of approval for the specific investments in "approved enterprises". In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.

              In the event of a distribution of such tax-exempt income including, among other things, a cash dividend, the Company will be required to pay tax at the rate of 10%-25% on the amount distributed. In addition, these dividends will be subject to a 15% withholding tax.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 14:-     INCOME TAXES (CONT.)

              The Company's Board of Directors has determined that such tax-exempt income will not be distributed as dividends. Accordingly, no deferred taxes have been provided on income attributable to the Company's "Approved Enterprise".

              The Capital Investments Law also grants entitlement to claim accelerated depreciation on equipment used by the "Approved Enterprise" during the first five tax years.

              If the Company derives income from sources other than an "Approved Enterprise", such income will be taxable at the regular corporate tax rate of 35% in 2004 and 34%, 32%, 30% in 2005, 2006, 2007 respectively.

              TAX BENEFITS UNDER THE LAW FOR THE ENCOURAGEMENT OF INDUSTRY (TAXES), 1969:

              The Company and its Israeli subsidiary currently qualify as an "industrial company" under the above law and, as such, are entitled to certain tax benefits, mainly accelerated depreciation of machinery, equipment and building, and the right to claim public issuance expenses and amortization of patents and other intangible property rights as a deduction for tax purposes.

              TAXABLE INCOME UNDER THE INFLATIONARY INCOME TAX (INFLATIONARY ADJUSTMENTS) LAW, 1985:

              Results of the Company and its Israeli subsidiary for tax purposes are measured and reflected in real terms in accordance with the changes in the Israeli Consumer Price Index (the "CPI"). As explained in Note 2, the financial statements are presented in U.S. dollars. The difference between the rate of change in Israeli CPI and the rate of change in the NIS/U.S. dollar exchange rate causes a difference between taxable income or loss and the income or loss before taxes reflected in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on temporary differences resulting from change in exchange rates and indexing for tax purposes.

              INCOME TAX OF THE VENTURE:

              The Venture is not subject to taxation, as the Partners are taxed on their respective shares of its income.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 14:-     INCOME TAXES (CONT.)

              DEFERRED INCOME TAXES:

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                                                                   DECEMBER 31,
                                                                                      -------------------------------------
                                                                                            2003                 2004
                                                                                      ----------------     ----------------
              Deferred tax assets:
                 Net operating loss carryforward of subsidiaries                         $      4,761         $      4,738
                 Reserve and allowances                                                           929                  655
                                                                                      ----------------     ----------------

              Total deferred tax asset before valuation allowance                               5,690                5,393
              Valuation allowance                                                             (5,690)              (5,393)
                                                                                      ----------------     ----------------

              Net deferred tax asset                                                     $          -         $          -
                                                                                      ================     ================

              As of December 31, 2004, the Company's subsidiaries have provided valuation allowances of $ 5,393 in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. The net change in the valuation allowance in 2004 amounted to a decrease of $ 297. Management currently believes that since the Company's subsidiaries have a history of losses it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

              INCOME (LOSS) BEFORE MINORITY INTEREST CONSISTS OF THE FOLLOWING:

                                                           YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------
                                                   2002              2003              2004
                                              --------------    --------------    --------------
              Domestic                         $    (1,509)      $       956          $  53,053
              Foreign                               (3,991)             (159)             1,475
                                              --------------    --------------    --------------

                                               $    (5,500)      $       797          $  54,528
                                              ==============    ==============    ==============

              NET OPERATING LOSS CARRYFORWARD:

              The Company and its Israeli subsidiary have accumulated losses for Israeli income tax purposes as of December 31, 2004, in the amount of approximately $ 30,000. These losses may be carried forward (linked to the Israeli CPI) and offset against taxable income in the future for an indefinite period. The Company expects that during the period these tax losses are utilized, its income would be substantially tax-exempt. Accordingly, there will be no tax benefit available from such losses and no deferred income taxes have been included in these consolidated financial statements.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 14:-     INCOME TAXES (CONT.)

              As of December 31, 2004, M-Systems, Inc. had U.S. federal net operating loss carryforwards of approximately $ 11,023 that can be carried forward and offset against taxable income. These loss carry forwards expire during the years 2009 to 2023. Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state law provisions. The annual limitations may result in the expiration of net operating losses before utilization.

              As of December 31, 2004, M-Systems Taiwan and M-Systems Japan had net operating loss carryforwards of approximately $ 2,470 and $ 1,548, respectively, which can be carried forward and offset against taxable income during the years 2005 to 2007.

              RECONCILIATION OF THE THEORETICAL TAX EXPENSE (BENEFIT) TO THE ACTUAL TAX EXPENSE (BENEFIT):

              The main reconciling item of the statutory tax rate of the Company (2002 and 2003 - 36%, 2004 -35%) to the effective tax rate (0%) is tax exempt income due to approved enterprise status in the Company.


NOTE 15:-     RELATED PARTIES TRANSACTIONS

              The balances and transactions with related parties were as follows (for additional information see Notes 1c, 1f and 5):

                                                                                                    DECEMBER 31,
                                                                                       -------------------------------------
                                                                                             2003                 2004
                                                                                                             (AS RESTATED)
                                                                                       ----------------     ----------------
              a. Balances with related party-
                  Trade Payables - the Venture                                             $    3,582           $        -
                                                                                       ================     ================

              b.Transactions with related party-
                  Purchases from the Venture (2)                                           $    4,440           $        -
                                                                                       ================     ================

               Sales of components to the Venture (1)                                      $      798           $        -
                                                                                       ================     ================

              (1) Revenues from components sold to the Venture are offset against the purchases of such components.

              (2) After elimination of the Company's share in the profits resulting to the Venture from these transactions.

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 16:-     SELECTED STATEMENTS OF OPERATIONS DATA

                                                                                       YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------
                                                                              2002              2003              2004
                                                                        ----------------- ----------------- -----------------
                                                                                                              (as restated)
              a. Research and development expenses, net:

                     Total expenses                                          $    12,249       $    15,389       $    25,073
                     Less - grants and participations                                275               675               239
                                                                        ----------------- ----------------- -----------------

                                                                             $    11,974       $    14,714       $    24,834
                                                                        ================= ================= =================
              b. Financial income, net:

                     Financial income:
                        Interest on marketable securities, net               $     1,391       $     1,928       $     2,458
                        Interest on bank deposits                                  1,164               511             1,074
                        Gain on sale of available-for-sale marketable
                          securities                                                  70                 -                 -
                        Foreign currency translation differences                     157               453               392
                        Other                                                        117               196               189
                                                                        ----------------- ----------------- -----------------

                                                                                   2,899             3,088             4,113
                                                                        ----------------- ----------------- -----------------
                     Financial expenses:
                        Foreign currency translation differences, net                174               206                39
                        Bank commissions                                              74               101                99
                        Other                                                         32                70                55
                                                                        ----------------- ----------------- -----------------

                                                                                     280               377               193
                                                                        ----------------- ----------------- -----------------

                     Financial income, net                                   $     2,619       $     2,711       $     3,920
                                                                        ================= ================= =================

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 16:-     CUSTOMERS AND GEOGRAPHIC INFORMATION

              The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company manages its business on a basis of one reportable segment. See Note 1 for a description of the Company's business. Total revenues are attributed to geographic areas based on the location of customers.

              The following present total revenues and long-lived assets as of and for the years ended December 31, 2002, 2003 and 2004 according to geographic locations:

                                                         2002                       2003                       2004
                                               -------------------------  ------------------------  ---------------------------
                                                  TOTAL      LONG-LIVED      TOTAL     LONG-LIVED      TOTAL        LONG-LIVED
                                                 REVENUES      ASSETS      REVENUES      ASSETS       REVENUES        ASSETS
                                               ------------ ------------  -----------  -----------  -------------  ------------
                                                                                                    (as restated)
                                                                                                    -------------
              Israel                            $    1,678   $   16,923    $   2,955    $  17,652    $    2,761    $  20,154
              United States                         17,248          117       41,021           96       109,235          130
              Europe                                10,605            4       21,031            1        47,942            -
              Taiwan                                 8,282          100       22,623          116        53,534          299
              Japan                                 22,177           76       26,014           78       147,296           71
              China                                  2,167           15        6,816           15        32,769           26
              Far East (excluding Taiwan,            2,660            -        9,594            -        23,023            -
                 Japan and China)
                                               ------------ ------------  -----------  -----------  -------------  ------------

                                                $   64,817   $   17,235    $ 130,054    $  17,958    $  416,560   $   20,680
                                               ============ ============  ===========  ===========  =============  ============

              Total revenues from external customers, divided on the basis of the Company's markets, are as follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------------
                                                                              2002              2003              2004
                                                                         --------------    --------------    --------------
                                                                                                             (as restated)
                                                                                                             --------------
              USB Flash Drive                                              $    26,810       $    79,358       $   297,227
              Embedded Systems                                                  31,679            30,727            46,698
              Multimedia mobile handsets                                         3,613            17,356            69,772
              Other                                                              2,715             2,613             2,863
                                                                         --------------    --------------    --------------

                                                                           $    64,817       $   130,054       $   416,560
                                                                         ==============    ==============    ==============

              Major customers data as a percentage of total revenues

                                                                                      YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------------
                                                                              2002              2003              2004
                                                                         --------------    --------------    --------------
                                                                                                             (as restated)
                                                                                                             --------------
              Customer A                                                             -                 -               17%

              Customer B                                                           15%               16%               12%

              Customer C                                                           10%                3%                 -

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 17:-     SUBSEQUENT EVENT (UNAUDITED)

              a. The Company and a number of its distributors are in litigation in Singapore with a Singaporean company, Trek Technology (Singapore) Pte Ltd ("Trek") with respect to, inter alia, a counter-claim by Trek against the Company for alleged infringement of a patent. On May 12, 2005, the High Court of Singapore (the "Court") ruled in favor of Trek. On November 11, 2005, the Court of Appeal of Singapore confirmed the Court's ruling. The matter is currently before the Court to determine the amount of damages, both for legal costs and compensatory damages, which are to be awarded to Trek. The Company made a provision for this litigation based on current estimates provided by the Company's external legal counsel.

              b. In March 2005, the Company issued an aggregate principal amount of $ 75,000 1% Convertible Senior Notes due March 2035 ("the Notes"). The Company is obligated to pay interest on the Notes semi-annually on March 15 and September 15 commencing September 15, 2005.

                     The Notes are convertible, at the option of the holders at any time before the maturity date, into Ordinary shares of the Company at a conversion rate of 35.1328 Ordinary shares per one thousand dollars principal amount of Notes, representing a conversion price of approximately $ 28.46 per share. Beginning on March 15, 2008 and prior to March 15, 2010, the Company may redeem for cash the notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date, if the last reported trading price of the Company's Ordinary share exceeds 130% of the conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the date of mailing of the notice of redemption. At any time on or after March 15, 2010, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

                     Holders have the right to require the Company to purchase all or a portion of their Notes on March 15, 2010, March 15, 2015, March 15, 2020, March 15, 2025 and March 15,
                     2030. The purchase price payable will be equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to but excluding the purchase date.

              c. On November 14, 2005, the Company, through its wholly-owned Spanish subsidiary, acquired all the outstanding shares of Microelectronica Espanola S.A.U. ("MEE"), a Spanish corporation, which develops, manufactures and sells smart cards for the mobile and banking markets, for a total purchase price of $ 88,000 in cash (including a real estate asset in the amount of $ 18,000, net of deferred taxes of $ 3,500, that was subsequently sold to the sellers and accordingly the net purchase price paid in cash amounted to approximately $ 73,500).

                                             M-SYSTEMS FLASH DISK PIONEERS LTD.
                                                           AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


NOTE 17:-     SUBSEQUENT EVENT (UNAUDITED) (CONT.)

              d. In August 2005 the Company entered into cooperation agreements with Hynix. Under the Product Supply Agreement ("PSA") with Hynix, the Company is committed to purchase equipment, for a total amount of approximately $ 100,000 which is to be placed at Hynix's manufacturing facility, in return for which the Company is to receive guaranteed capacity and favorable pricing on purchases from Hynix. The purchased equipment will be operated and maintained solely by Hynix, and the Company's entitlements under the PSA will not be affected by the utilization of the equipment by Hynix. Over the term of the PSA, the Company will receive credits on the products purchased from Hynix of up to the $ 100,000 invested in the equipment. Pursuant to the PSA, the Company has no purchase commitments; however, failure to purchase a minimum agreed-upon number of products may result in the Company relinquishing a partial amount of its proportional credit in respect of the amount paid for the equipment. The PSA has a term of six years.

              e. In April 2006, the Company terminated its strategic agreement with Samsung, which was to have been effective until December 31, 2007. As a result of this termination, the Company will no longer be entitled to committed manufacturing capacity and favorable pricing terms from Samsung under the agreement or to receive license fees from Samsung. Samsung will no longer hold a license to the Company's patents, effective from the termination date. Consequently, the Company will likely need to source flash components from alternate sources and may encounter difficulties in sourcing additional flash components, or be required to source flash components from alternate sources at higher relative prices.



                    - - - - - - - - - - - - - - - - - - - - -